EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Openwave Systems Inc:

We consent to the incorporation by reference in the registration statement on Form S-8 to be filed on or about February 13, 2007 of Openwave Systems Inc. of our report dated December 1, 2006 with respect to the consolidated balance sheets of Openwave Systems Inc. and subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006, and the effectiveness of internal control over financial reporting as of June 30, 2006, which reports appear in the June 30, 2006, annual report on Form 10-K of Openwave Systems Inc.

Our report dated December 1, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control of financial reporting as of June 30, 2006, expresses our opinion that Openwave Systems Inc. did not maintain effective internal control over financial reporting as of June 30, 2006, because of the effect of a material weakness on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that the Company had insufficient internal technical expertise and ineffective policies and procedures to ensure proper accounting for income taxes, including deferred income taxes.

Our report dated December 1, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of June 30, 2006, contains an explanatory paragraph that states Openwave acquired Musiwave during fiscal 2006, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2006, Musiwave’s internal control over financial reporting.

As discussed in note 3, the consolidated financial statements as of June 30, 2005 and for each of the years in the two-year period ended June 30, 2005 have been restated.

As discussed in note 1(k) to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123(R), Share Based Payments, on July 1, 2005.

/s/ KPMG LLP

Mountain View, California

February 12, 2007